CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Trust of Arizona and to the use of our reports dated August 28, 2009 on the financial statements and financial highlights of Tax-Free Trust of Arizona. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.




                                       /s/ Tait, Weller & Baker LLP
                                     TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 21, 2009